Exhibit 99.1

Investor Contact:	Media Contact:
Allegra Perry	Colin Wheeler
ir@vfc.com	corporate_communications@vfc.com

VF CORPORATION INTRODUCES MEDIUM-TERM FINANCIAL TARGETS

IN CONNECTION WITH FY25 INVESTOR DAY

DENVER, October 30, 2024 - VF Corporation (NYSE: VFC) today is hosting its FY25 Investor Day, the first of a two-part investor event, and is introducing financial targets.

Bracken Darrell, President and CEO, said: “We activated our transformation program, Reinvent, during my first 15 months at VF, through which we are making excellent progress advancing our priorities and reshaping the company. We are accelerating the pace of change by building new capabilities across our organization to leverage our powerful portfolio of brands for long-term, sustainable, profitable growth. We are beginning to see benefits from our initiatives, but significant upside remains as we create a structure primed for growth while transforming our company and its culture. This strong foundation positions us to quickly enhance VF’s profitability while enabling further investment in sustainable shareholder value creation.”

FY25 Investor Day, Part 1

The company is updating the key pillars of its enterprise strategy and introducing medium-term1 financial targets.

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Capitalizing on VF’s multi-brand portfolio anchored in performance: VF’s brands will remain anchored in the performance category with style elements that further expand the platform for growth. The company is adopting a unified way of operating that can be scaled across the multi-brand portfolio.

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Investing in scalable capabilities: VF is investing in six key areas to build capabilities and enhance the company’s competitive advantage: elevated design function, modern marketing, global commercial platform, best-in-class integrated business planning, use-case centric AI and talent development.

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Creating the optimal value-building P&L structure: A series of integrated workstreams are underway and making progress addressing key capability gaps with a focus on reducing the SG&A cost base, expanding gross margin and positioning the company for future revenue growth. These actions together are expected to create a scalable and highly cash generative P&L structure.

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Committing to further strengthening the balance sheet: VF intends to further reduce debt and leverage to reach its optimal capital structure. The company will continue to prioritize free cash flow[2] and debt reduction with a goal of further reducing net leverage[3]. While prioritizing debt paydown, VF remains committed to returning capital to shareholders through paying a quarterly cash dividend, subject to approval by VF’s Board of Directors.

Medium-Term Financial Targets

•	Adjusted operating margin of at least 10%

o	Adjusted gross margin of at least 55%

o	Adjusted SG&A as a percentage of revenue of 45% or lower

•	Net leverage of 2.5x or below

[1]	Medium-term is defined as in Fiscal Year 2028.
[2]	Free cash flow is defined as cash flow from operations less capital expenditures and software purchases.
[3]

Net leverage is calculated as net debt to adjusted EBITDA. Net debt includes long-term debt, the current portion of long-term debt, short-term borrowings, and operating lease liabilities, less cash and cash equivalents per VF’s consolidated balance sheet. Adjusted EBITDA excludes rent expense.

Webcast Information

The event will be broadcast live on the Internet, accessible at vfc.com/investor-day-2024 beginning at approximately 10:00am until 12:00pm ET today. An archived version will be available at the same location following the event.

Presentation

All presentations will be posted and archived at vfc.com/investor-day-2024 following the conclusion of the event.

About VF

VF Corporation is a portfolio of leading outdoor, active and workwear brands, including The North Face®, Vans®, Timberland® and Dickies®. VF is committed to providing consumers with innovative products that are rooted in performance and elevated design, while delivering sustainable and long-term value for its employees, communities, and shareholders. For more information, please visit www.vfc.com.

Adjusted Amounts

The company provides these targets on an adjusted, non-GAAP basis as we cannot predict certain elements which are included in reported GAAP results.

Forward-looking Statements

Certain statements included in this release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on VF’s expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “believe,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto are forward-looking statements. VF cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the level of consumer demand for apparel and footwear; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s consumers and customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and finished products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; VF’s ability to maintain the image, health and equity of its brands, including through investment in brand building and product innovation; intense competition from online retailers and other direct-to-consumer business risks; increasing pressure on margins; retail industry changes and challenges; VF’s ability to execute its Reinvent transformation program and other business priorities, including measures to streamline and right-size its cost base and strengthen the balance sheet while reducing leverage; VF’s ability to successfully establish a global commercial organization, and identify and capture efficiencies in its business model; any inability of VF or third parties on which it relies, to maintain the strength and security of information technology systems; the fact that VF’s facilities and systems, and those of third parties on which we rely, are frequent targets of cyber-attacks of varying levels of severity, and may in the future be vulnerable to such attacks, and any inability or failure by VF or such third parties to anticipate or detect data or information security breaches or other cyber-attacks, including the cyber incident that was reported by VF in December 2023, could result in data or financial loss, reputational harm, business disruption, damage to our relationships with customers, consumers, employees and third parties on which it relies, litigation, regulatory investigations, enforcement actions or other negative impacts; any inability by VF or third parties on which it relies to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; VF’s ability to adopt new technologies, including artificial intelligence, in a competitive and responsible manner; foreign currency fluctuations; stability of VF’s vendors’ manufacturing facilities and VF’s ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; actions of activist and other shareholders; VF’s ability to recruit, develop or retain key executive or employee talent or successfully transition executives; continuity of members of VF’s management; changes in the availability and cost of labor; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and dispositions, integrate acquisitions and manage its brand portfolio; VF’s ability to realize benefits from the completed sale of the Supreme® brand business; business resiliency in response to natural or man-made economic, public health, cyber, political or environmental disruptions; changes in tax laws and additional tax liabilities; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflicts in Ukraine and the Middle East and tensions between the U.S. and China; changes to laws and regulations; adverse or unexpected weather conditions, including any potential effects from climate change; VF’s indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; VF’s ability to pay and declare dividends or repurchase its stock in the future; climate change and increased focus on environmental, social and governance issues; VF’s ability to execute on its sustainability strategy and achieve its sustainability-related goals and targets; risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis; and tax risks associated with the spin-off of the Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.